EXHIBIT 99.1

PATRIOT MOTORCYCLES CORPORATION AWARDED 35-YEAR

CONTRACT FOR ALL YAMOTO MOTOR PRODUCTS

SAN CLEMENTE, Calif., July 13, 2005 (PRIMEZONE) — Patriot Motorcycles Corporation (Other OTC:PMCY.PK—News) today announced it has signed an agreement that grants the exclusive rights to distribute all Yamoto products, present and future, on a worldwide basis through December 31, 2040.

Effective immediately, the agreement with Yamoto Motor Corporation grants Patriot Motorcycles Corporation worldwide rights as the sole distributor of all Yamoto off-road motorcycles and all-terrain vehicles (ATV’s). The agreement also includes any other Yamoto products (present and future) and all parts necessary to build, service and/or support the product line.

Dan Cwieka, President of Patriot Motorcycles Corporation, states, “Yamoto Motor Corporation has chosen to do business with Patriot exclusively over a 35-year term based on performance and commitment. It adds credibility to the foundation we have worked so hard to build… and this will allow more strategic development opportunities … which will enhance revenue … and, in turn, serves to create increased value for our stockholders.”

As a result of this global contract, Patriot Motorcycles adds a number existing and emerging markets — such as England, South Africa, Australia and Russia.

“This contract is the result of Patriot’s repeated proven performance and commitment to excellence,” notes Jason Gore, President of Yamoto Motor Corporation (f/k/a Winspeed Industries, Inc.), “As well as the professional vision and accomplishments that have been achieved in a very short period of time.”

“From the introduction of the zMAX(R) 5-year product guarantee and achieving California Air Resources Board (CARB) `Green Sticker’ compliance … to industry trade association acceptance and even inclusion in the `Kelley Blue Book,’ to name but a few,” Gore adds, “Patriot has impressively impacted both the industry and the marketplace in the United States. It has also demonstrated the ability and expertise to represent Yamoto products on a worldwide basis.”

“From day one … this has been our stated mission,” adds Mark Green, President of Sales and Marketing for Patriot Motorcycles. “To be the first to build brand identity, market, sell and service a high-quality Chinese-manufactured line of off-road Motorcycles, ATV’s, Watercraft and other motorized products with the purpose of: bringing affordable family fun to the world.”

View factory photos here: http://patriotmotorcycles.com/cpix

About Patriot Motorcycles Corporation

Patriot Motorcycles (PMCY) is the exclusive world wide distributor of the Yamoto line of Dirt Bike motorcycles and All Terrain Vehicles (ATV’s) manufactured in China. The company and its management are firmly committed to building the Yamoto by Patriot (TM) brand, to building a significant and substantial Domestic and International dealer organization and to distributing the finest products that consistently out-price the competition (by as much as 50%). Patriot is also the first and only company to offer a Five Year Guarantee based on after-sale use of its co-branded zMAX(R) Micro-Lubricant. Additional Patriot branded products and accessories are also being evaluated. Yamoto by Patriot (TM) — poised to become the first great Chinese-manufactured brand.

Note: Statements contained in this release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1934, as amended. These forward-looking statements are made based upon information available as of the date hereof, and the company assumes no obligation to update such forward-looking statements. Editors and investors are cautioned that such forward-looking statements involve risk and uncertainties and the company’s actual results may differ from these forward-looking statements. Such risks and uncertainties include, but are no limited to, demand for the company’s products and services, PMCY’s ability to continue to develop its market, general economic conditions and other factors that may be more fully described in reports to shareholders and periodic filings with the Securities and Exchange Commission.

Contact:

Patriot Motorcycles Corporation

Dan Cwieka, 949-488-0434 x 203

dcwieka@patriotmotorcycles.com

or

Investor relations contact:

Dan Duquette (714) 915-4820

dand@patriotmotorcycles.com